KEEFE, BRUYETTE & WOODS, INC.
                               211 Bradenton Drive
                             Dublin, Ohio 43017-5034
                      Telephone: (877) 298-6520 (toll free)


                              HCB BANCSHARES, INC.
                        Offer To Purchase For Cash Up To
                       377,866 Shares Of Its Common Stock
                   At A Purchase Price Not In Excess Of $14.75
                         Nor Less Than $12.75 Per Share

   THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW
         YORK CITY TIME, ON MARCH 1, 2002, UNLESS THE OFFER IS EXTENDED.


To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     HCB Bancshares, Inc., an Oklahoma corporation ("HCB Bancshares"), has appointed us to act as Dealer Manager in connection with its Offer to Purchase for cash up to 377,866 shares of its Common Stock, $0.01 par value per Share (the "Shares"), at prices not in excess of $14.75 nor less than $12.75 per Share, specified by stockholders tendering their Shares, upon the terms and subject to the conditions set forth in HCB Bancshares' Offer to Purchase, dated January 31, 2002, and in the related Letter of Transmittal, which together constitute the "Offer."

     HCB Bancshares will determine the single per Share price, not in excess of $14.75 nor less than $12.75 per Share, net to the seller in cash, that it will pay for Shares validly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. HCB Bancshares will select the lowest purchase price that will allow it to buy 377,866 Shares, or the lesser number of Shares that are properly tendered at prices not in excess of $14.75 nor less than $12.75 per Share. All Shares validly tendered at prices at or below the purchase price and not withdrawn on or prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, will be purchased at the purchase price, subject to the terms and conditions of the Offer, including the proration and conditional tender provisions. See Sections 1 and 16 of the Offer to Purchase.

     Upon the terms and subject to the conditions of the Offer, if, at the expiration of the Offer, more than 377,866 Shares are validly tendered at or below the purchase price and not withdrawn, HCB Bancshares will buy Shares (i) from stockholders who owned beneficially as of the close of business on January 25, 2002 and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares who properly tender all their Shares at or below the purchase price, and (ii) then, on a pro rata basis, from all other stockholders who properly tender their Shares at prices at or below the purchase price, and do not withdraw them prior to the expiration of the Offer, other than stockholders who tender conditionally, and for whom the condition is not satisfied. See Sections 1, 2 and 6 of the Offer to Purchase. All Shares not purchased pursuant to the Offer, including Shares tendered at prices greater than the purchase price and Shares not purchased because of proration or because they were conditionally tendered and not accepted for purchases will be returned to the tendering stockholders at HCB Bancshares' expense as promptly as practicable following the Expiration Date.

     THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED PURSUANT TO THE OFFER. SEE SECTION 7 OF THE OFFER TO PURCHASE.

     No fees or commissions will be payable to brokers, dealers or any person for soliciting tenders of Shares pursuant to the Offer other than the fee paid to the Dealer Manager as described in the Offer to Purchase. HCB Bancshares will, upon request, reimburse brokers and banks for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Offer to their customers. HCB Bancshares will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 7 of the Letter of Transmittal.

     No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of HCB Bancshares, other than Registrar and Transfer Company as "Depositary," or Keefe, Bruyette & Woods, Inc. as the "Dealer Manager" and "Information Agent," for purposes of the Offer.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     1.   Offer to Purchase, dated January 31, 2002;

     2. Letter to Clients which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining the clients' Instructions with regard to the Offer;

     3. The Notice of Guaranteed Delivery to be used to accept the Offer if Shares and all other required documents cannot be delivered to the Depositary by the Expiration Date;

     4. Letter, dated January 31, 2002, from Cameron D. McKeel, President and Chief Executive Officer of HCB Bancshares, to stockholders of HCB Bancshares;

     5. Letter of Transmittal for your use and for the information of your clients, together with an accompanying Form W-9 and guidelines;

     6. Question and Answer Brochure for your use and for the information of your clients; and

     7. A return envelope addressed to Registrar and Transfer Company, as Depositary.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON March 1, 2002, UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, a stockholder must do either (1) or (2) below before the Offer expires:

     (1) A duly executed and properly completed Letter of Transmittal and any other required documents should be sent to the Depositary with either certificate(s) representing the tendered Shares or confirmation of their book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     (2) Comply with the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

     Any inquiries you may have with respect to the Offer should be addressed to the Depositary or the Information Agent/Dealer Manager at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

     Additional copies of the enclosed material may be obtained from the Information Agent/Dealer Manager, telephone: (877) 298-6520.

                                             Very truly yours,



                                             Keefe, Bruyette & Woods, Inc.

Enclosures

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF HCB BANCSHARES OR ANY OF ITS AFFILIATES, THE INFORMATION AGENT/DEALER MANAGER OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                              HCB BANCSHARES, INC.
                        Offer To Purchase For Cash Up To
                       377,866 Shares Of Its Common Stock
                   At A Purchase Price Not In Excess Of $14.75
                         Nor Less Than $12.75 Per Share


   THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW
         YORK CITY TIME, ON MARCH 1, 2002, UNLESS THE OFFER IS EXTENDED.


To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated January 31, 2002, and the related Letter of Transmittal, which together constitute the "Offer," in connection with the Offer by HCB Bancshares, Inc., an Oklahoma corporation ("HCB Bancshares"), to purchase up to 377,866 Shares of its Common Stock, $0.01 par value per Share, at prices not in excess of $14.75 nor less than $12.75 per Share, as specified by tendering stockholders, upon the terms and subject to the conditions set forth in the Offer.

     HCB Bancshares will determine the single per Share price, not in excess of $14.75 nor less than $12.75 per Share, net to the seller in cash, that it will pay for Shares validly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. HCB Bancshares will select the lowest purchase price that will allow it to buy 377,866 Shares, or the lesser number of Shares that are validly tendered at prices not in excess of $14.75 nor less than $12.75 per Share. All Shares properly tendered at prices at or below the purchase price and not withdrawn on or prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, will be purchased at the purchase price, subject to the terms and conditions of the Offer, including the proration and conditional tender provisions. See Sections 1 and 16 of the Offer to Purchase.

     Upon the terms and subject to the conditions of the Offer, if, at the expiration of the Offer, more than 377,866 Shares are validly tendered at or below the purchase price and not withdrawn, HCB Bancshares will buy Shares (i) from stockholders who owned beneficially as of the close of business on January 25, 2002, and continue to own beneficially as of the Expiration Date an aggregate of fewer than 100 Shares who properly tender all their Shares at prices at or below the purchase price, and (ii) then, on a pro rata basis, from all other stockholders who properly tender at or below the purchase price, and do not withdraw them prior to the expiration of the Offer, other than stockholders who tender conditionally and for whom the condition is not satisfied. See Sections 1, 2 and 6 of the Offer to Purchase. All Shares not purchased pursuant to the Offer, including Shares tendered at prices greater than the purchase price and Shares not purchased because of proration or because they were conditionally tendered and not accepted for purchase will be returned to the tendering stockholders at HCB Bancshares' expense as promptly as practicable following the Expiration Date.

     We are the owner of record of Shares held for your account. Therefore, we are the only ones who can tender your Shares, and then only pursuant to your Instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

     Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

     We call your attention to the following:

     1. You may tender Shares at prices not in excess of $14.75 nor less than $12.75 per Share as indicated in the attached Instruction Form, net to you in cash. If you do not wish to specify a purchase price you may indicate that you have tendered your Shares at the purchase price (not in excess of $14.75 per Share and not less than $12.75 per Share) as determined by HCB Bancshares in accordance with the terms of the Offer.

     2. You may tender your Shares conditioned upon HCB Bancshares purchasing all or a minimum number of your Shares.

     3. The Offer is not conditioned on any minimum number of Shares being tendered pursuant to the Offer.

     4. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on March 1, 2002, unless HCB Bancshares extends the Offer.

     5. The Offer is for 377,866 Shares, constituting approximately 20% of the Shares outstanding as of January 25, 2002.

     6. Tendering stockholders will not be obligated to pay any brokerage commissions, solicitation fees, or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on HCB Bancshares' purchase of Shares pursuant to the Offer.

     7. If you beneficially held, as of the close of business on January 25, 2002, an aggregate of fewer than 100 Shares and you continue to beneficially own as of the Expiration Date an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all your Shares at or below the purchase price before the Expiration Date, as defined in the Offer to Purchase, and complete the box captioned "Odd Lots" in the attached Instruction Form, HCB Bancshares, upon the terms and subject to the conditions of the Offer, will accept all your Shares for purchase before proration, if any, of the purchase of other Shares validly tendered at or below the purchase price.

     8. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all your Shares unless you specify otherwise on the attached Instruction Form.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 1, 2002, UNLESS HCB BANCSHARES EXTENDS THE OFFER.

     As described in Section 1 of the Offer to Purchase, if more than 377,866 Shares have been validly tendered at prices at or below the purchase price and not withdrawn on or prior to the Expiration Date, as defined in the Offer to Purchase, HCB Bancshares will purchase properly tendered Shares on the basis set forth below:

     (a) first, all Shares validly tendered and not withdrawn on or prior to the Expiration Date by or on behalf of any stockholder who owned beneficially, as of the close of business on January 25, 2002 and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares who:

          (1) validly tenders all of the Shares at a price at or below the purchase price (partial and conditional tenders will not qualify for this preference); and

          (2) completes the box captioned "Odd Lots" on the Letter of Transmittal; and

     (b) second, after purchase of all of the forgoing Shares, all other Shares validly and conditionally tendered at prices at or below the purchase price in accordance with Section 6 of the Offer to Purchase for which the condition was satisfied, and all other Shares validly and unconditionally tendered at or below the purchase price and not withdrawn on or prior to the Expiration Date on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, as described in Section 1 of the Offer to Purchase; and

     (c) third, if necessary, Shares validly and conditionally tendered at or below the purchase price and not withdrawn on or prior to the Expiration Date, selected by lot in accordance with Section 6 of the Offer to Purchase.

     You may condition your tender on HCB Bancshares purchasing a minimum number of your tendered Shares. In such case, if as a result of the proration provisions in the Offer to Purchase HCB Bancshares would purchase less than the minimum number of your Shares, then HCB Bancshares will not purchase any of your Shares, except as provided in the next sentence. If so many conditional tenders would be deemed withdrawn that the total number of Shares to be purchased falls below 377,866 Shares, then to the extent feasible, HCB Bancshares will select enough of the conditional tenders that would otherwise have been so withdrawn to permit HCB Bancshares to purchase 377,866 Shares. In selecting among the conditional tenders, HCB Bancshares will select by lot and will limit its purchase in each case to the minimum number of Shares designated. See Sections 1 and 6 of the Offer to Purchase.

     The Offer is being made to all holders of Shares. HCB Bancshares is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If HCB Bancshares becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, HCB Bancshares will make a good faith effort to comply with the law. If, after a good faith effort, HCB Bancshares cannot comply with the law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in that jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on HCB Bancshares' behalf by the Information Agent/Dealer Manager or one or more registered brokers or dealers licensed under the laws of that jurisdiction.

                                INSTRUCTION FORM
             FOR SHARES HELD BY BROKERS, DEALERS, COMMERCIAL BANKS,
                       TRUST COMPANIES AND OTHER NOMINEES.

                        INSTRUCTIONS FOR TENDER OF SHARES
                             OF HCB BANCSHARES, INC.

     Please tender to HCB Bancshares, Inc. ("HCB Bancshares"), on (our) (my) behalf, the number of Shares indicated below, which are beneficially owned by
(us) (me) and registered in your name, upon terms and subject to the conditions contained in the Offer to Purchase of HCB Bancshares dated January 31, 2002, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

     The undersigned hereby instruct(s) you to tender to HCB Bancshares the number of Shares indicated below, at the price per Share indicated below, pursuant to the terms and subject to the conditions of the Offer.

     Aggregate   number   of   Shares   to  be   tendered   by   you   for   us:
____________________ Shares

--------------------------------------------------------------------------------
         PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
                (SEE INSTRUCTION 5 ON THE LETTER OF TRANSMITTAL)

By checking one of the price boxes below, the undersigned understands that none of my Shares will be purchased if the purchase price is less than the price checked. If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the purchase price determined by HCB Bancshares in accordance with the terms of the Offer (persons checking this box must not indicate the price per Share below.) [ ]

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (SEE INSTRUCTION 5 ON THE LETTER OF TRANSMITTAL):

   $12.75 [ ]    $13.00 [ ]     $13.25 [ ]     $13.50 [ ]      $13.75 [ ]
   $14.00 [ ]    $14.25 [ ]     $14.50 [ ]     $14.75 [ ]
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    ODD LOTS

                (SEE INSTRUCTION 9 ON THE LETTER OF TRANSMITTAL)

[ ] Check here ONLY if I was the beneficial owner as of the close of business on January 25, 2002, and continue to be the beneficial owner as of the Expiration Date, of an aggregate of fewer than 100 Shares, all of which are being tendered.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               CONDITIONAL TENDER

     You may condition the tender of your Shares upon the purchase by HCB Bancshares of a specified minimum number of the Shares you tendered. See Section 6 in the Offer to Purchase. Unless at least the minimum number of Shares tendered by you is purchased by HCB Bancshares, none of the Shares tendered hereby will be purchased. It is your responsibility to calculate the minimum number of Shares, and you are urged to consult your tax advisor. Unless this box has been completed by specifying a minimum number of Shares, the tender will be deemed unconditional.

     Minimum number of Shares that must be purchased, if any are purchased:

     ____________ Shares
--------------------------------------------------------------------------------

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.
     THE BOARD OF DIRECTORS OF HCB BANCSHARES HAS UNANIMOUSLY APPROVED THE OFFER. NEITHER HCB BANCSHARES NOR ITS BOARD OF DIRECTORS, HOWEVER, MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. DIRECTORS, OFFICERS AND EMPLOYEES OF HCB BANCSHARES WHO OWN SHARES MAY PARTICIPATE IN THIS OFFER ON THE SAME BASIS AS OUR OTHER STOCKHOLDERS. WE HAVE BEEN ADVISED THAT ONE DIRECTOR AND ONE EXECUTIVE OFFICER INTENDS TO TENDER SHARES PURSUANT TO THIS OFFER; THEIR TENDER OF SHARES IS NOT INTENDED TO BE A REFLECTION OF THEIR VIEWS OF HCB BANCSHARES OR ITS LONG TERM PROSPECTS. WE HAVE ALSO BEEN ADVISED THAT THE RESPECTIVE TRUSTEES OF THE HCB BANCSHARES, INC. EMPLOYEE STOCK OWNERSHIP PLAN TRUST, THE HCB BANCSHARES,

INC. 1998 STOCK OPTION PLAN TRUST, THE HCB BANCSHARES, INC. MANAGEMENT RECOGNITION PLAN TRUST, THE HEARTLAND COMMUNITY BANK EXECUTIVE OFFICERS' GRANTOR TRUST AND THE HEARTLAND COMMUNITY BANK NON-EMPLOYEE DIRECTORS' GRANTOR TRUST DO NOT INTEND TO TENDER ANY SHARES PURSUANT TO THIS OFFER. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY TO TENDER AND AT WHAT PRICE.


Signature(s): __________________________________________________________________


________________________________________________________________________________
                          Address: (Including Zip Code)



Name(s):________________________________________________________________________
          (Please Print)                                (Please Print)

        ________________________________________________________________________
                         Area Code and Telephone Number

Date:___________________, 2002

________________________________________________________________________________
               (Employer Identification or Social Security Number)


   IMPORTANT: SHAREHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED FORM W-9 WITH
                             THEIR INSTRUCTION FORM.

HCB BANCSHARES, INC. LETTERHEAD


January 31, 2002

Dear Stockholders of HCB Bancshares, Inc.:

     HCB Bancshares' current capital base exceeds all applicable regulatory standards and the amount of capital needed to support our banking business. After evaluating a variety of alternatives to utilize this strong capital base more effectively and to maximize value to our stockholders, we have determined that a repurchase of our own shares at this time would be in the best interests of our stockholders. The Board of Directors has approved a repurchase of 377,866 shares of HCB Bancshares' Common Stock, $0.01 par value per share (the "Shares"), or 20 percent of our 1,889,329 outstanding Shares. A copy of the Offer to Purchase is enclosed.

     We are conducting the offer through a procedure referred to as a "modified dutch auction." This procedure allows you to select the price at which you are willing to sell, or tender, all or part of your Shares within a price range of not more than $14.75 per Share and not less than $12.75 per Share. Upon expiration of the offer, we will select the lowest purchase price from those Shares tendered that will allow us to buy 377,866 Shares. All Shares purchased in the offer will receive the same purchase price, even those Shares that are tendered below the purchase price. In addition, if you own less than 100 Shares and tender all of your Shares at or below the purchase price, you will receive priority and have all of your Shares purchased even if more than 377,866 Shares are tendered. No brokerage fees or commissions will be charged to you if you tender your Shares.

     We encourage each stockholder to read carefully the Offer to Purchase and related materials. Neither HCB Bancshares nor our Board of Directors make any recommendation whether to tender Shares to us. You should make your decision independently after consulting with your advisors.

     To assist us with this offer, we have engaged Keefe, Bruyette & Woods, Inc. to serve as the Dealer Manager and Information Agent. Representatives from this firm may contact you by phone to make sure you have received the Offer to Purchase and related materials and to answer any questions you may have. If you need information or additional forms, please call the Information Agent/Dealer Manager toll free at (877) 298-6520.

     Unless otherwise extended, the Offer will expire at 5:00 p.m. New York City time on March 1, 2002. We again encourage you to read carefully the enclosed material.

     As always, we appreciate your interest in HCB Bancshares, Inc.

Sincerely,


Cameron D.  McKeel
President and Chief Executive Officer